Exhibit 99.1

SITIO ROYALTIES CORP. 1401 LAWRENCE STREET, SUITE 1750 DENVER, CO 80202 SCAN TO

VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 PM Eastern Time on     , 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/STR2025SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 PM Eastern Time on     , 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V77182-S18630 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SITIO ROYALTIES CORP. The Board of Directors recommends you vote FOR Proposals 1 and 2: For Against Abstain 1. The approval and adoption of the terms of the Agreement and Plan of Merger, dated as of June 2, 2025, by and among Sitio Royalties Corp. and Viper Energy Inc. and certain subsidiaries of Sitio Royalties Corp. and Viper Energy Inc. and the transactions contemplated thereby. 2. The approval, on a non-binding, advisory basis, of the compensation that may be paid or become payable to Sitio Royalties Corp’s named executive officers that is based on or otherwise relates to the mergers contemplated by the Agreement and Plan of Merger, dated as of June 2, 2025. NOTE: Such other business as may properly come before the special meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Joint Information & Proxy Statement and Prospectus are available at www.proxyvote.com V77183-S18630 SITIO ROYALTIES CORP. Special Meeting of Stockholders     , 2025 10:00 AM Central Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Christopher L. Conoscenti and Brett S. Riesenfeld, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SITIO ROYALTIES CORP. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 AM Central Time on     , 2025, at www.virtualshareholdermeeting.com/STR2025SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side